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                                                                   EXHIBIT 10.20
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                         SEVERANCE  PAY  PLAN  SUMMARY



The Equifax Inc. Severance Pay Plan was amended effective January 1, 1998 to provide a competitive benefit to Equifax employees who are terminated due to job elimination or office relocation, to simplify the General Release employees must sign to receive this benefit, and to reduce or eliminate severance paid for poor performance and conduct-related terminations.

Non-exempt employees terminated due to job elimination, overstaffing or closed offices will receive two weeks severance pay for the first four years of employment, plus one additional week of pay for every year beginning the 5th year they complete with Equifax, with a maximum of 26 weeks. Exempt employees will receive four weeks of severance pay for their first year of employment, plus an additional two weeks pay for every year they complete, with a maximum of 52 weeks.

Non-exempt employees terminated due to poor or unsatisfactory performance who have been at Equifax less than ten years will receive two weeks of severance pay, those with at least ten years but less than 15 will receive four weeks, and those with 15 or more years will receive six weeks severance pay. Exempt employees who have been at Equifax for less than five years will receive four weeks severance pay, those with at least five but less than ten will receive eight weeks, and those with ten years or more will receive 12 weeks severance pay.

Payments to employees are made in two ways: a single lump sum for employees receiving severance pay of four weeks of less, and bi-weekly for those receiving severance pay for more than four weeks.

Severance is not paid to employees who voluntarily resign, retire or are terminated for conduct related issues such as poor attendance, insubordination, dishonesty, drug/alcohol use or possession, poor conduct, violation of fundamental procedures or conflict of interest.